EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-21351, 333-169169 and 333-238565) of our reports dated March 14, 2023, appearing in this Annual Report on Form 10-K of The Eastern Company relating to the consolidated financial statements and financial statement schedule and internal controls for the two years ended December 31, 2022 listed in the accompanying index.

/s/ Fiondella, Milone & LaSaracina LLP

Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

March 14, 2023